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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)     January 29, 2005
                                                     ----------------



                                ICU MEDICAL, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                       0-19974                 33-0022692
          --------                       -------                 ----------
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
      of incorporation)                                      Identification No.)

951 Calle Amanecer, San Clemente, California                      92673
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  (Address of principal executive offices)                      (Zip Code)

                                 (949) 366-2183
               Registrant's telephone number, including area code


                                       N/A
          (Former name or former address, if changed since last report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
                  ------------------------------------------

                  DIRECTORS COMPENSATION
                  ----------------------

                  On January 29, 2005, the Board of Directors revised the compensation for directors who are not employees of the Company to provide for the following: each director will receive an annual retainer of $24,000, payable currently, an annual retainer of $12,000 payable on a deferred basis, plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically. Pay for attendance at meetings of Committees of the Board is $750 per day and $375 if the meeting is conducted telephonically. Each Chairperson of a Committee of the Board also receives an annual retainer of $5,000 plus $1,500 for attendance at each meeting of the Committee.

                  The Board suspended all future grants of options to purchase common stock of the Company under the 2001 Directors Stock Option Plan. Under that Plan, each director had been awarded options to purchase 1,875 shares of common stock each quarter.

                  2005 LONG TERM RETENTION PLAN
                  -----------------------------

                  On January 29, 2005, the Board of Directors approved the 2005 Long Term Retention Plan. Under the Plan, a Committee designated by the Board, shall periodically determine, after advice from and consultation with the chief Executive Officer ("CEO"), the award to each participant, except that the Committee shall determine the award to the CEO, without advice from or consultation with the CEO.

                  Awards are payable, except with respect to the CEO, at the sole direction of the CEO on the sixth anniversary of the award, or sooner if Dr. George A. Lopez ceases to be CEO. The award to the CEO is payable at the sole discretion of the Committee on the sixth anniversary of the award.

                  The amount of the awards is subject to increase of up to 200% based upon increases in the price of the Company's common stock or market capitalization.

                  AMENDED EMPLOYMENT AGREEMENT
                  ----------------------------

                  On January 29, 2005, the Compensation Committee of the Board of Directors approved an amendment to the employment agreement with Dr. George
A. Lopez to increase his base compensation to $500,000 annually.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 2, 2005

                                                 ICU MEDICAL, INC.



                                                 /S/ Francis J. O'Brien
                                                 ----------------------
                                                 Francis J. O'Brien
                                                 Secretary, Treasurer and
                                                 Chief Financial Officer